SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 26, 2002
                                                         -----------------



                                EATON VANCE CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)



         Maryland                       1-8100                   04-2718215
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                                02109
---------------------------------------                                -----
(Address of principal executive offices)                             (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS
-------   ------------

          Registrant has reported its results of operations for the three and twelve months ended October 31, 2002, as described in Registrant's news release dated November 26, 2002, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
-------  ----------------------------------

         (c)  Exhibits.

         Exhibit No.    Document
         -----------    --------

         99.1           Press release issued by the Registrant dated
                        November 26, 2002.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: November 26, 2002         /s/ William M. Steul
     ----------------------     -----------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:


Exhibit No.     Description
-----------     -----------

99.1            Copy of Registrant's news release dated November 26, 2002.

--------------------------------------------------
NEWS RELEASE
--------------------------------------------------
               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
--------------------------------------------------

                                                           November 26, 2002

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------



                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND FISCAL YEAR ENDED
                                OCTOBER 31, 2002


BOSTON, MA--Eaton Vance Corp. earned $0.34 per diluted share in the fourth quarter of fiscal 2002 compared to $0.44 per diluted share in the fourth quarter of fiscal 2001. In fiscal 2002 the Company earned $1.70 per diluted share compared to $1.60 per diluted share in fiscal 2001.

Fourth quarter earnings in 2002 were adversely affected by the payment of $2.8 million of sales incentives in connection with the successful offering during the quarter of three closed-end municipal bond funds that raised $2.5 billion of assets. Management fee revenue from the new closed-end funds is expected to exceed $8.0 million annually beginning in fiscal 2003. In addition, in this year's fourth quarter the Company expensed $2.1 million of capitalized debt offering costs associated with the repurchase of $87.0 million of a subsidiary's zero-coupon exchangeable notes. The combined effect of these two items reduced fourth quarter 2002 earnings by $0.05 per diluted share.

Assets under management on October 31, 2002 were $55.6 billion, a 2 percent decrease from the $56.6 billion of managed assets at the end of fiscal 2001. Fiscal 2002 year-end assets under management would have been approximately $5.6 billion higher without the impact of market price declines. Total gross asset inflows into Eaton Vance funds and separate accounts were $12.8 billion, an increase of 3 percent from fiscal 2001 and the second highest annual inflows in Company history. Net inflows (gross asset inflows less redemptions and withdrawals) were $4.9 billion in fiscal 2002 compared to $6.4 billion in fiscal 2001.

"Eaton Vance had another very good year considering the very difficult stock market," said James B. Hawkes, Chairman and CEO. "Total assets under management declined only 2 percent and equity fund assets were off only 9 percent in a period when the S&P 500 declined 15 percent and the Nasdaq Composite declined 21 percent. The Company continued to achieve outstanding investment results in a volatile and challenging investment climate. For example, at fiscal year end, 92 percent of the assets of equity mutual funds rated by Morningstar received 4 or 5 stars. The power of the Eaton Vance mutual fund brand is evidenced by the strong gross and net sales achieved in fiscal 2002. Furthermore, our two September 2001 acquisitions, Atlanta Capital Management, LLC and Fox Asset Management LLC, added to the variety of the Company's mutual funds and provided significant growth in separate accounts."

Because of greater average assets under management for the full year, revenue increased $20.4 million or 4 percent to $523.0 million in fiscal 2002 from $502.6 million in fiscal 2001. Investment adviser and administration fee revenue increased 11 percent. Distribution and underwriter fee revenue declined 5 percent primarily due to the continuing shift from sales of Class B and Class C mutual fund shares to other share classes and assets with low or no distribution fees. Service fee revenue did not increase in fiscal 2002 compared to fiscal 2001, reflecting flat average assets in mutual funds that pay service fees.

Operating expenses increased $27.4 million or 9 percent because of higher compensation, marketing, distribution and other expenses. Compensation expense increased 15 percent, primarily reflecting the full-year compensation expenses of Atlanta Capital Management and Fox Asset Management in fiscal 2002 (compared to one month in the prior year), incentive costs associated with the increase in closed-end fund and separate account asset inflows, and completion of the staffing of the managed account sales and marketing organization.

Amortization of deferred sales commissions increased 5 percent in fiscal 2002 due to the on-going sales of mutual fund Class B shares and equity fund private placements and the residual effect of an accounting change in fiscal 1998. Service fee expense increased 5 percent because of the growth in fund assets retained more than one year. Distribution fee expense increased 5 percent due to the increase in mutual fund Class C assets retained more than one year. Eaton Vance collects Rule 12b-1 distribution fees on Class C shares and pays such fees to broker/dealers on fund assets retained more than one year. Other expenses increased 11 percent in fiscal 2002, reflecting increased travel and facilities costs and higher information technology expenditures.

Fiscal 2002 operating income decreased 4 percent to $183.9 million. Net income increased 4 percent to $121.1 million from $116.0 million in fiscal 2001. Fiscal 2001 net income included a $15.1 million impairment loss on investments and a $2.6 million loss on the sale of an investment. Fiscal 2002 interest income of $9.0 million includes $2.1 million of interest received from the settlement of a fiscal 1993-1995 Massachusetts income tax dispute. As previously noted, 2002 interest expense includes $2.1 million of previously capitalized debt offering costs associated with the repurchase in the fourth quarter of $87.0 million ($134 million principal amount at maturity) of a subsidiary's 30-year zero-coupon senior exchangeable notes. The Company's effective tax rate was 35 percent in both fiscal 2002 and fiscal 2001.

Cash, cash equivalents and short-term investments were $188.0 million on October 31, 2002 and $210.7 million on October 31, 2001. Long-term debt was reduced by $91.3 million from $222.6 million on October 31, 2001 to $131.3 million on October 31, 2002. During fiscal 2002 the Company used $51.4 million of its cash to repurchase and retire 1,606,400 shares of its non-voting common stock and paid $20.0 million in dividends to its shareholders. Approximately 2.3 million shares remain of the current repurchase authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward-looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                          Eaton Vance Corp.
                                                 Summary of Results of Operations
                                            (in thousands, except per share amounts)


                                                         Three Months Ended                       Twelve Months Ended
                                              -------------------------------------        ----------------------------------
                                              October 31,     October 31,       %          October 31,  October 31,      %
                                                 2002            2001        Change           2002         2001        Change
                                              -----------     -----------    ------        -----------  -----------    ------
Revenue:
     Investment adviser and administration fees   $ 66,898        $ 67,360       (0.7)%     $ 280,794    $ 252,332        11.3 %
     Distribution and underwriter fees              37,939          42,918      (11.6)        162,071      170,892        (5.2)
     Service fees                                   18,024          19,897       (9.4)         77,833       77,777         0.1
     Other income                                      957             565       69.4           2,287        1,558        46.8
                                                 ----------      ----------    --------     ----------   ----------     ---------
     Total revenue                                 123,818         130,740       (5.3)        522,985      502,559         4.1
                                                 ----------      ----------    --------     ----------   ----------     ---------
Expenses:
     Compensation of officers and employees         27,996          23,114       21.1         105,331       91,428        15.2
     Amortization of deferred sales commissions     20,925          20,938       (0.1)         83,690       79,997         4.6
     Service fee expense                            15,584          16,012       (2.7)         65,424       62,044         5.4
     Distribution fee expense                        7,559           7,884       (4.1)         31,167       29,819         4.5
     Other expenses                                 13,681          11,299       21.1          53,450       48,378        10.5
                                                 ----------      ----------    --------     ----------   ----------     ---------
     Total expenses                                 85,745          79,247        8.2         339,062      311,666         8.8
                                                 ----------      ----------    --------     ----------   ----------     ---------
Operating Income                                    38,073          51,493      (26.1)        183,923      190,893        (3.7)

Other Income/(Expense):
     Interest income                                 2,068           1,980        4.4           9,019        6,765        33.3
     Interest expense                               (3,584)           (985)     263.9          (7,098)      (2,209)      221.3
     Gain (loss) on investments                         68          (2,491)       n/a           1,344       (2,649)        n/a
     Foreign currency gain                               8               -        n/a               8            -         n/a
     Equity in net income (loss) of affiliates         163             (16)       n/a             389          967       (59.8)
     Impairment loss on investments                      -          (1,307)       n/a               -      (15,101)        n/a
                                                 ----------      ----------    --------     ----------   ----------     ---------
Income Before Minority Interest and Income Taxes    36,796          48,674      (24.4)        187,585      178,666         5.0

Minority Interest                                     (107)           (177)       n/a          (1,344)        (177)        n/a
                                                 ----------      ----------    --------     ----------   ----------     ---------
Income Before Income Taxes                          36,689          48,497      (24.3)        186,241      178,489         4.3

Income Taxes                                        12,841          16,973      (24.3)         65,184       62,469         4.3
                                                 ----------      ----------    --------     ----------   ----------     ---------
Net Income                                        $ 23,848        $ 31,524      (24.3)      $ 121,057    $ 116,020         4.3
                                                 ==========      ==========    ========     ==========   ==========     =========
Earnings Per Share:
     Basic                                        $   0.35        $   0.46      (23.9)      $    1.75    $    1.69         3.6
                                                 ==========      ==========    ========     ==========   ==========     =========
     Diluted                                      $   0.34        $   0.44      (22.7)      $    1.70    $    1.60         6.2
                                                 ==========      ==========    ========     ==========   ==========     =========
Dividends Declared, Per Share                     $ 0.0800        $ 0.0725       10.3       $  0.2975    $  0.2525        17.8
                                                 ==========      ==========    ========     ==========   ==========     =========
Weighted Average Shares Outstanding:
     Basic                                          68,943          67,861        1.6          69,151       68,750         0.6
                                                 ==========      ==========    ========     ==========   ==========     =========
     Diluted                                        70,343          71,354       (1.4)         71,412       72,316        (1.3)
                                                 ==========      ==========    ========     ==========   ==========     =========

                                     Eaton Vance Corp.
                                      Balance Sheet
                                     (in thousands)

                                                               October 31,  October 31,
                                                                  2002         2001
                                                               -----------  -----------
ASSETS

Current Assets:
   Cash and cash equivalents                                    $ 144,078    $ 115,681
   Short-term investments                                          43,886       95,028
   Investment adviser fees and other receivables                   19,502       22,559
   Other current assets                                             6,101        4,212
                                                               -----------  -----------
      Total current assets                                        213,567      237,480
                                                               -----------  -----------
Other Assets:

   Deferred sales commissions                                     239,048      266,738
   Goodwill                                                        69,467       69,212
   Other intangible assets, net                                    37,296       39,269
Long-term investments                                              39,982       36,704
   Equipment and leasehold improvements, net                       13,897       14,938
   Other assets                                                     3,362       10,960
                                                               -----------  -----------
      Total other assets                                          403,052      437,821
                                                               -----------  -----------
Total assets                                                    $ 616,619    $ 675,301
                                                               ===========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accrued compensation                                         $  31,899    $  38,358
   Accounts payable and accrued expenses                           16,324       20,879
   Dividend payable                                                 5,522        4,955
   Current portion of long-term debt                                7,143        7,143
   Other current liabilities                                        7,382       12,509
                                                               -----------  -----------
      Total current liabilities                                    68,270       83,844
                                                               -----------  -----------
Long-term Liabilities:
Long-term debt                                                    124,118      215,488
   Deferred income taxes                                           50,531       73,878
                                                               -----------  -----------
      Total long-term liabilities                                 174,649      289,366
                                                               -----------  -----------
      Total liabilities                                           242,919      373,210
                                                               -----------  -----------
Minority interest                                                   1,398          965
                                                               -----------  -----------
Commitments and contingencies                                           -            -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                            1            1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 69,102,459 and 68,462,051 shares, respectively          540          535
   Notes receivable from stock option exercises                    (3,530)      (2,641)
   Deferred compensation                                           (2,100)      (3,200)
   Accumulated other comprehensive income                           2,585        4,898
   Retained earnings                                              374,806      301,533
                                                               -----------  -----------
      Total shareholders' equity                                  372,302      301,126
                                                               -----------  -----------
Total liabilities and shareholders' equity                      $ 616,619    $ 675,301
                                                               ===========  ===========

                                     Table 1
                            Asset Flows (in millions)
                      Twelve Months Ended October 31, 2002


Assets 10/31/2001 - Beginning of Period                         $ 56,606
  Long-term Fund Sales/Inflows                                    10,321
  Long-term Fund Redemptions/Outflows                             (6,899)
  Long-term Fund Net Exchanges                                      (108)
  Long-term Fund Mkt. Depreciation                                (4,439)
  Separate Accounts Inflows - Institutional/HNW                    1,778
  Separate Accounts Outflows - Institutional/HNW                    (905)
  Separate Accounts Inflows - Managed Accounts                       714
  Separate Accounts Outflows - Managed Accounts                     (104)
  Separate Accounts Mkt. Depreciation                             (1,149)
  Change in Money Market Funds                                      (204)
                                                               -----------
  Net Decrease                                                      (995)
                                                               -----------
Assets 10/31/2002 - End of Period                               $ 55,611
                                                               ===========


                                     Table 2
                             Assets Under Management
                      By Investment Objective (in millions)

                                October 31,      October 31,              %
                                   2002            2001                Change
                                -----------      -----------           ------
Equity Funds                    $ 22,910        $ 25,277                -9%
Fixed Income Funds                13,302          10,165                31%
Bank Loan Funds                    7,687           9,582               -20%
Money Market Funds                   910           1,114               -18%
Separate Accounts                 10,802          10,468                 3%
                               ----------      ----------             ------
Total                           $ 55,611        $ 56,606                -2%
                               ==========      ==========             ======

                                                        Table 3
                                      Asset Flows by Investment Objective (in millions)

                                                                 ---------------------------        --------------------------
                                                                    Three Months Ended                 Twelve Months Ended
                                                                  Oct 31,        Oct 31,              Oct 31,       Oct 31,
                                                                   2002            2001                2002           2001
                                                                 ---------------------------        --------------------------
Equity Fund Assets - Beginning of Period                          $ 23,684        $ 26,752            $ 25,277      $ 25,439
  Sales/Inflows                                                        627           1,435               4,400         7,198
  Redemptions/Outflows                                                (729)           (689)             (3,055)       (2,048)
  Exchanges                                                            (84)            (68)               (226)          (73)
  Market Value Change                                                 (588)         (2,763)             (3,486)       (5,849)
  Assets Acquired with Acquisitions1                                     -             610                   -           610
                                                                 ---------------------------        --------------------------
  Net Change                                                          (774)         (1,475)             (2,367)         (162)
                                                                 ---------------------------        --------------------------
Equity Fund Assets - End of Period                                $ 22,910        $ 25,277            $ 22,910      $ 25,277
                                                                 ---------------------------        --------------------------
Fixed Income Fund Assets - Beginning of Period                      10,573           9,933              10,165         9,501
  Sales/Inflows                                                      3,268             540               4,955         1,944
  Redemptions/Outflows                                                (447)           (316)             (1,521)       (1,257)
  Exchanges                                                            112              59                 390            76
  Market Value Change                                                 (204)            (91)               (687)         (139)
  Assets Acquired with Acquisitions1                                     -              40                   -            40
                                                                 ---------------------------        --------------------------
  Net Change                                                         2,729             232               3,137           664
                                                                 ---------------------------        --------------------------
Fixed Income Fund Assets - End of Period                          $ 13,302        $ 10,165            $ 13,302      $ 10,165
                                                                 ---------------------------        --------------------------
Bank Loan Fund Assets - Beginning of Period                          8,415           9,612               9,582        10,058
  Sales/Inflows                                                        174             900                 966         2,925
  Redemptions/Outflows                                                (666)           (628)             (2,323)       (2,661)
  Exchanges                                                            (93)           (119)               (272)         (349)
  Market Value Change                                                 (143)           (183)               (266)         (391)
                                                                 ---------------------------        --------------------------
  Net Change                                                          (728)            (30)             (1,895)         (476)
                                                                 ---------------------------        --------------------------
Bank Loan Fund Assets - End of Period                             $  7,687        $  9,582            $  7,687      $  9,582
                                                                 ---------------------------        --------------------------
Long-Term Fund Assets - Beginning of Period                         42,672          46,297              45,024        44,998
  Sales/Inflows                                                      4,069           2,875              10,321        12,067
  Redemptions/Outflows                                              (1,842)         (1,633)             (6,899)       (5,966)
  Exchanges                                                            (65)           (128)               (108)         (346)
  Market Value Change                                                 (935)         (3,037)             (4,439)       (6,379)
  Assets Acquired with Acquisitions1                                     -             650                   -           650
  Net Change                                                         1,227          (1,273)             (1,125)           26
Total Long-Term Fund Assets - End of Period                       $ 43,899        $ 45,024            $ 43,899      $ 45,024

Separate Accounts - Beginning of Period                             10,601           2,961              10,468         3,241
  Inflows - Institutional/HNW Accounts                                 533             250               1,778           250
  Outflows - Institutional/HNW Accounts                               (167)            (27)               (905)          (27)
  Assets Acquired with Acquisitions - Institutional Accounts1            -           6,863                   -         6,863
  Inflows - Managed Accounts                                           170              48                 714            67
  Outflows - Managed Accounts                                          (42)             (8)               (104)           (8)
  Assets Acquired with Acquisitions - Managed Accounts1                  -             343                   -           343
  Market Value Change                                                 (293)             38              (1,149)         (261)
                                                                 ---------------------------        --------------------------
  Net Change                                                           201           7,507                 334         7,227
                                                                 ---------------------------        --------------------------
Separate Accounts - End of Period                                 $ 10,802        $ 10,468            $ 10,802      $ 10,468
                                                                 ---------------------------        --------------------------
Money Market Fund Assets - End of Period                               910           1,114                 910         1,114
                                                                 ---------------------------        --------------------------
Total Assets Under Management - End of Period                     $ 55,611        $ 56,606            $ 55,611      $ 56,606
                                                                 ===========================        ==========================

1 Atlanta Capital Management and Fox Asset Management acquired by Eaton Vance on September 30, 2001